UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Keystone Automotive Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

700 East Bonita Avenue

Pomona, California 91767

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Wednesday, August 9, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Keystone Automotive Industries, Inc. will be held at the Doubletree Hotel, 222 N. Vineyard Avenue, Ontario, California 91764 at 10:00 a.m. (California Time) on August 9, 2006, for the following purposes:

(1)	To elect the members of the Board of Directors to serve until the next annual meeting of stockholders;

(2)	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2007; and

(3)	To transact such other business as may properly come before the meeting or any adjournments thereof.

These items are more fully described in the accompanying Proxy Statement. If you were a stockholder of record at the close of business on June 23, 2006, you are entitled to vote at the meeting.

Accompanying this Notice are a Proxy and Proxy Statement. IF YOU WILL NOT BE ABLE TO ATTEND THE MEETING TO VOTE IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. The Proxy may be revoked at any time prior to its exercise at the meeting by following the procedures set forth in the Proxy Statement under the heading “May I Change My Vote After I Return My Proxy?”

By Order of the Board of Directors,

Ronald G. Foster Chairman of the Board

Pomona, California

July 14, 2006

KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

700 East Bonita Avenue

Pomona, California 91767

PROXY STATEMENT

Annual Meeting Of Stockholders to be held August 9, 2006

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why Did You Send Me this Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the 2006 annual meeting of stockholders. This proxy statement summarizes the information you need to know to cast a vote at the annual meeting. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

Who is Entitled to Vote?

We will begin sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card on or about July 14, 2006, to all stockholders entitled to vote. Stockholders of record of Keystone common stock at the close of business on June 23, 2006, are entitled to vote. On this record date, there were 16,321,668 shares of Keystone common stock, no par value, outstanding. Keystone’s common stock is our only class of voting stock. We are also authorized to issue up to 3,000,000 shares of preferred stock, no par value, and no shares are presently issued and outstanding. We are also sending along with this proxy statement Keystone’s 2006 Annual Report, which includes our financial statements.

What Constitutes a Quorum?

The holders of a majority of the outstanding shares of Keystone’s common stock entitled to vote at the meeting must be present, in person or by proxy, in order to constitute a quorum. We can conduct the business of the meeting only if a quorum has been established. We will include proxies marked as abstentions and broker non-votes in determining the number of shares present at the meeting.

How Many Votes Do I Have?

Each share of Keystone common stock that you own entitles you to cast one vote. The proxy card indicates the number of shares of Keystone common stock that you own as of the record date.

How Do I Vote By Proxy?

Whether you plan to attend the annual meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the postage-prepaid envelope provided. Returning the proxy card will not affect your right to attend the annual meeting and vote.

If you properly fill in your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your “proxy” will vote your shares as recommended by the board of directors as follows:

•	“FOR” the election of all seven nominees for director (see page 9)

•	“FOR” ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2007 (see page 24)

If any other matter is presented, your “proxy” will vote in accordance with the recommendation of the board of directors or, if no recommendation is given, in his or her own discretion. At the time this proxy statement went to press, we knew of no matter which needed to be acted on at the annual meeting, other than the election of directors and the ratification of the appointment of Ernst & Young LLP.

May I Change My Vote After I Return My Proxy?

Yes. If you give a proxy, you may change your vote at any time before it is exercised. You may change your vote in any one of three ways:

•	You may send our Corporate Secretary another proxy with a later date.

•	You may notify our Corporate Secretary in writing before the annual meeting that you have revoked your proxy.

•	You may attend the annual meeting and vote in person.

How Do I Vote in Person?

If you plan to attend the annual meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring the proxy card, an account statement or a letter from the nominee indicating that you were the beneficial owner of the shares on June 23, 2006, the record date for voting, and a written instruction from the nominee authorizing you to vote the shares.

What Vote is Required to Approve Each Proposal?

Proposal 1: Elect seven Directors	The seven nominees for director who receive the most votes will be elected. So, if you do not vote for a particular nominee, or you indicate “WITHHOLD AUTHORITY” to vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee.

Proposal 2: Ratification of Ernst & Young LLP	The affirmative vote of a majority of the shares of Common Stock represented and voted at the annual meeting is required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending on March 30, 2007.

The Effect of Broker Non-Votes and Abstentions	Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the meeting. Proposal No. 2 requires the approval of the affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the meeting. Abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the shares present or represented by proxy.

What are the Costs of Soliciting these Proxies?

We will pay all the costs of soliciting these proxies. In addition to mailing proxy soliciting material, our directors, officers and employees also may solicit proxies in person, by telephone or by other electronic means of communications for which they will receive no compensation. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to their principals and to obtain authority to execute proxies. We will then reimburse them for their reasonable expenses. In addition, we may pay for and use the services of individuals or companies that we do not regularly employ in connection with the solicitation of proxies if the board of directors determines this is advisable.

How Do I Obtain an Annual Report on Form 10-K?

If you would like a copy of our Annual Report on Form 10-K for the year ended March 31, 2006, that we filed with the Securities and Exchange Commission, we will send you one without charge. Please write to:

Keystone Automotive Industries, Inc.

700 East Bonita Avenue

Pomona, California 91767

Attn: Corporate Secretary

You can also view a copy of the Annual Report on Form 10-K at the SEC’s website at http://www.sec.gov or on the Company’s website at http://www.keystone-auto.com.

INFORMATION ABOUT KEYSTONE’S COMMON STOCK OWNERSHIP

Which Stockholders Own at Least 5% of Keystone?

The following table shows, to the knowledge of the Company, as of June 23, 2006, all persons or entities we know to be “beneficial owners” of more than five percent of our common stock. The information on the persons listed below is based on Schedule 13G reports filed with the SEC. If you wish, you may obtain a copy of these reports from the SEC or view them at the SEC’s website.

Name and Address of Beneficial Owner	Number of Shares of Common Stock(7)	Percent of Class
Wasatch Advisors, Inc.(1)	1,437,536	8.8%
T. Rowe Price Associates, Inc.(2)	1,402,150	8.6
Lord Abbott & Co.(3)	1,196,165	7.3
DF Dent & Company, Inc.(4)	1,137,416	7.0
Wells Fargo Company(5)	1,134,425	7.0
Artisan Partners Ltd. Partnership(6)	970,800	5.9

(1)	The address of Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, Utah 84111.

(2)	The business address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)	The address of Lord Abbott & Co. is 90 Hudson Street, 11th Floor, Jersey City, NJ 07302.

(4)	The address of DF Dent & Company, Inc. is 2 East Read Street, 6th Fl., Baltimore, Maryland 21202.

(5)	The address of Wells Fargo Company is 420 Montgomery Street, San Francisco, California 94163.

(6)	The address of Artisan Partners Ltd. Partnership is 875 East Wisconsin Ave. Ste 800, Milwaukee, Wisconsin 53202.

(7)	“Beneficial ownership” is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. So, for example, you “beneficially” own Keystone common stock not only if you hold it directly, but also if you directly or indirectly (through a relationship, a position as a director or trustee, or a contract or understanding), have (or share) the power to vote the stock, to invest it, to sell it, or you currently have the right to acquire it or the right to acquire it within 60 days of June 23, 2006.

How Much Stock is Owned by Directors and Executive Officers?

The following table shows, as of June 23, 2006, the Keystone common stock that our directors and the executive officers named in the Summary Compensation Table under “How Do We Compensate Executive Officers?,” beneficially own and those shares of common stock owned by all persons who were executive officers and directors at June 23, 2006 as a group.

Name of Beneficial Owner(1)	Number of Shares of Common Stock(2)(3)	Percent of Class(4)
Richard L. Keister(5)	79,450	*
D. Currey Hall(6)	71,667	*
Christopher Northup(7)	41,000	*
Carl Hartman(8)	24,167	*
Ronald G. Foster	13,907	*
Timothy C. McQuay(9)	13,760	*
Keith M. Thompson(10)	11,760	*
Daniel G. Morrissey(11)	10,667	*
James Robert Gerrity	6,451	*
Stephen A. Rhodes	6,270	*
John R. Moore	1,770	*
All directors and executive officers as a group (19 persons)(12)	325,438	2.0%

*	Less than one percent.

(1)	The business address of each beneficial owner is 700 East Bonita Avenue, Pomona, California 91767.

(2)	Each person has sole voting and investment power over the shares of Common Stock shown as beneficially owned, subject to community property laws where applicable.

(3)	See footnote 7 to table under “Which Stockholders Own at Least 5% of Keystone?” above, for the definition of “beneficial ownership.”

(4)	Shares of Common Stock which the person (or group) has the right to acquire within 60 days after June 23, 2006 are included in the table and are deemed to be outstanding in calculating the percentage ownership of the person (or group) but are not deemed to be outstanding as to any other person (or group).

(5)	Includes 15,000 shares of restricted stock subject to forfeiture and 17,000 shares issuable upon exercise of currently exercisable stock options and excludes 184,000 shares subject to options which are not exercisable within 60 days of June 23, 2006 and up to 55,000 shares which may be issued pursuant to an award of performance-based shares based upon the Company’s performance over the five fiscal years ending with fiscal 2011.

(6)	Includes 71,667 shares issuable upon exercise of currently exercisable stock options and excludes 35,291 shares subject to options which are not exercisable within 60 days of June 23, 2006 and up to 5,564 shares which may be issued pursuant to an award of performance-based shares based upon the Company’s performance over the three fiscal years ending with fiscal 2009.

(7)	Includes 32,500 shares issuable upon exercise of currently exercisable stock options and excludes 27,718 shares subject to options which are not exercisable within 60 days of June 23, 2006 and up to 4,174 shares which may be issued pursuant to an award of performance-based shares based upon the Company’s performance over the three fiscal years ending with fiscal 2009.

(8)	Includes 24,167 shares issuable upon exercise of currently exercisable stock options and excludes 32,791 shares subject to options which are not exercisable within 60 days of June 23, 2006 and up to 5,564 shares which may be issued pursuant to an award of performance-based shares based upon the Company’s performance over the three fiscal years ending with fiscal 2009.

(9)	Includes 7,853 shares issuable upon exercise of currently exercisable stock options.

(10)	Includes 7,853 shares issuable upon exercise of currently exercisable stock options.

(11)	Includes 7,667 shares issuable upon exercise of currently exercisable stock options and excludes 20,291 shares subject to options which are not exercisable within 60 days of June 23, 2005 and up to 5,564 shares which may be issued pursuant to an award of performance-based shares based upon the Company’s performance over the three fiscal years ending with fiscal 2009.

(12)	Includes 208,707 shares subject to currently exercisable stock options held by all directors and executive officers and 35,000 shares of restricted stock subject to forfeiture and excludes 391,205 shares subject to stock options which are not exercisable within 60 days of June 23, 2006 and up to 106,754 shares which may be issued pursuant to awards of performance-based shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires “insiders” including our executive officers, directors and beneficial owners of more than 10% of our common stock, to file reports of ownership and changes in ownership of our common stock with the SEC, and to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of such forms received by us, we believe that our insiders complied with all applicable Section 16(a) filing requirements during fiscal 2006.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

The Board of Directors

The Board of Directors oversees the business and affairs of Keystone and monitors the performance of management. In accordance with established Company corporate governance principles, the Board does not involve itself in day-to-day operations.

The Board met nine times during fiscal 2006. Each director attended at least 75% of the total number of board meetings and committee meetings of which the director was a member held in fiscal 2006.

How Do We Compensate Directors?

Effective November 1, 2005, Board members, except for Richard L. Keister, the President and Chief Executive Officer of the Company, receive an annual retainer with a value of $72,000, with $36,000 being paid quarterly in cash and an annual grant of restricted stock with a fair market value of $36,000 based upon the closing price of the Company’s Common Stock on the date of the annual stockholders meeting. The restrictions on transfer of the shares lapse on the day prior to the next annual meeting of stockholders. In addition, Ronald G. Foster is paid $85,000 per year for services rendered as Chairman of the Board. Directors are also reimbursed for all reasonable and documented expenses incurred as Board members.

In addition to the above, the Chairman of each of the Audit, Compensation and Nominating Committees receives an annual retainer of $10,000, $7,500 and $6,500, respectively. Members of each of the Committees receive $1,250 for each Committee meeting attended.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee for fiscal 2006 were Keith M. Thompson, Timothy C. McQuay and John R. Moore and, except as follows, no member of this committee was at any time during fiscal 2006 or at any other time an officer or employee of the Company. Mr. Thompson was an employee of the Company from June 1998 through November 1998. No interlocking relationship exists between Keystone’s executive officers, members of the board of directors or compensation committee and any executive officer or member of the board of directors or compensation committee of any other company.

Certain Relationships and Related Transactions

In March 1999, the Company acquired substantially all of the assets of Midwest Bumper Company and related entities (“Midwest”) from Carl Martin and Carl Hartman, currently a Vice President of the Company. In connection with the acquisition, the Company entered into five-year leases with Mr. Martin, his family or an affiliated entity, on seven properties used by Midwest in its operations. The leases each had an option to extend for an additional five-year term. In addition, the Company entered into a five-year lease with Mr. Hartman for a property also used in Midwest’s operations. Mr. Hartman was elected a Vice President of the Company in May 2001.

When these leases were nearing the expiration of the original term, management began negotiations with Mr. Martin and Mr. Hartman concerning extending the terms for an additional five years. Extension agreements were reached in March 2004. Because Mr. Hartman is paid six percent of base rents for managing each of the properties, the extension agreements were subject to approval as to their terms by the Company’s audit committee and review of the leases by legal counsel. The leases with Mr. Martin, his family and an affiliated entity provide for aggregate base rents over the five-year term of $2,180,643 and the aggregate base rent over the five-year term for the property being leased from Mr. Hartman is $65,353. In addition, all the leases provide for reimbursement to the landlord for certain operating expenses.

After reviewing the terms of the leases and the rental market in the Grand Rapids, Michigan area, in May 2004, the Audit Committee concluded that the lease terms were fair, were no less favorable than could have been obtained from an unaffiliated party in an arms-length transaction and that entering into the leases was in the best interests of the stockholders. Leases on each of the properties were entered into effective June 1, 2004 with a five-year renewal option.

In connection with the acquisition of substantially all of the assets of Veng USA LLC (“Veng”) in October 2005 from an entity beneficially owned by Scott T. Edwards, the Company assumed a lease on Veng’s principal offices in Seekonk, Massachusetts, which was revised to a month-to-month gross lease and a lease on Veng’s location in Sutton, Massachusetts. The lessor in both leases was an entity beneficially owned by Mr. Edwards. The monthly rental on the Seekonk property is $22,083 and the triple-net lease on the Sutton property expires on September 30, 2010 with monthly rent of $10,000 through the end of September 2007 and $10,500 until the lease expires. Mr. Edwards was elected a Vice President of the Company effective October 31, 2005.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

Nominees

A board of seven directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s seven nominees named below, all of whom are presently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for the nominee designated by the present board of directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting or until a successor has been elected and qualified. Each person nominated for election has agreed to serve if elected.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the nominees listed below:

Information Concerning Nominees

Set forth below is certain information with respect to the nominees standing for election to the Board of Directors.

Name	Age	Position with the Company	Director Since
Ronald G. Foster	64	Chairman of the Board	2000
James Robert Gerrity(1)(3)(4)	64	Director	2004
Richard L. Keister	60	Director	2004
Timothy C. McQuay(1)(2)	54	Director	1996
John R. Moore(2)	70	Director	2005
Stephen A. Rhodes(1)(3)	67	Director	2005
Keith M. Thompson (2)(3)	65	Director	1999

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

(3)	Member of the Nominating Committee

(4)	Lead independent director

RONALD G. FOSTER was elected a director of the Company by stockholders in August 2000 and was elected Chairman of the Board by the directors immediately thereafter. Mr. Foster has been a consultant since he left the automotive division of Tenneco, Inc. in October 1993, specializing in acquisitions, joint ventures, turnaround situations and quality systems such as QS9000. For the prior 25 years, he had held various positions within the automotive division, most recently as the Senior Vice President of Tenneco Automotive and General Manager of Monroe Auto Equipment Company, the world’s largest manufacturer of ride control systems.

JAMES ROBERT GERRITY held the offices of Senior Vice President and Chief Financial Officer and subsequently, President, and was a director of Dyneer Corporation from 1970 until 1993, during such period when that company was both publicly traded and later privately owned. Since that time, Mr. Gerrity has been involved in numerous investment banking and consulting assignments and private investing activities. Currently, Mr. Gerrity is a director of Delco Remy International, Inc., which has an issue of publicly-traded bonds outstanding.

RICHARD L. KEISTER was the President of the Aftermarket Division of Delco Remy International, Inc. (“Delco Remy”) from October 2001 until he joined the Company as an employee in June 2004. He became the

President and Chief Executive Officer of the Company in August 2004. Prior to that he had been President of the Delco Remy Electrical Aftermarket business unit since 1997. Prior to 1997, he was President of World Wide Automotive, the predecessor company of which was co-founded by Mr. Keister in 1976 and acquired by Delco Remy in 1997.

TIMOTHY C. MCQUAY was elected a director of the Company upon the completion of its initial public offering in June 1996. Mr. McQuay joined A. G. Edwards & Sons, Inc. as a senior member of its Investment Banking Department in July 1997, where he is currently a Managing Director. From October 1994 to July 1997, Mr. McQuay was Managing Director—Corporate Finance with Crowell, Weedon & Co. From May 1993 to October 1994, Mr. McQuay was Vice President, Corporate Development with Kerr Group, Inc., a NYSE-listed plastics manufacturing company. From May 1990 to May 1993, Mr. McQuay was Managing Director—Merchant Banking with Union Bank. Mr. McQuay is a director of Meade Instruments Corp., a publicly held company.

JOHN R. MOORE is an advisor to Peer, Inc. and is currently an advisor to the Integrated Components Division of ATF, both are private companies. Mr. Moore is a member of the Board of Directors and Executive Committee of the Lake Forest Graduate School of Management, Lake Forest, Illinois and is a Trustee of the University of Colorado Foundation. Mr. Moore joined Midas International Corporation in the mid-sixties and from 1984 until he retired in January 1999, he served as its President and Chief Executive Officer. He joined the Board of Directors of the Company in February 2005.

STEPHEN A. RHODES holds degrees in Mechanical Engineering from Washington State University, where he served on the faculty. After leaving the university, he spent his career in the automotive and mobile equipment components markets. He became a director of Hitachi Metals America in 1993 and served as the president of its casting products division until 2003, at which time he retired. He joined the Board of Directors of the Company in February 2005.

KEITH M. THOMPSON was the President and Chief Executive Officer of Republic Automotive Parts, Inc. (“Republic”) from 1986 until he resigned and retired on November 30, 1998. Republic was acquired by the Company in June 1998.

There are no arrangements or understandings between any director, or any nominee, or any other person pursuant to which such director or nominee is or was nominated to serve as a director. There is no family relationship among any directors or executive officers of the Company.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding the executive officers of the Company.

Name	Age	Position	Years Employed by Company
Ronald G. Foster	64	Chairman of the Board	5
Richard L. Keister	60	President, Chief Executive Officer and Director	2
Jeffrey T. Gray	41	Vice President and Chief Financial Officer	*
Robert E. Hedrick	58	Vice President—Chief People Officer	*
Jesus V. Arriaga	43	Vice President—Chief Information Officer	6
Charles Fischer	49	Vice President—Supply Chain Management	2
James T. Tuttle	49	Vice President—Finance	7
James C. Lockwood	68	Vice President—General Counsel and Secretary	9
Scott T. Edwards	42	Vice President—Operations	*
D. Currey Hall	40	Vice President—Operations	17	(1)
Carl F. Hartman	52	Vice President—Operations	26	(2)
Arnold B. Kohorst	53	Vice President—Operations	27	(3)
Daniel G. Morrissey	48	Vice President—Operations	30
Christopher Northup	46	Vice President—Operations and Marketing	23

*	Less than one year.

(1)	Includes years of service at Fenders & More, Inc., acquired by the Company in 1999.

(2)	Includes years of service at Midwest Bumper Company, acquired by the Company in 1999.

(3)	Includes years of service at North Star and affiliated entities, acquired by the Company in 1997.

JEFFREY T. GRAY joined the Company in April 2006 as Vice President and Chief Financial Officer. From October 2004 to December 2005, Mr. Gray served as Executive Vice President and Chief Financial Officer of Advance Auto Parts (“Advance”), a publicly traded auto parts retailer. From August 2003 until October 2004, Mr. Gray was a Senior Vice President and Chief Financial Officer, and prior to that time, served in various positions with Advance beginning in 1994, including vice president of inventory management. Mr. Gray is a certified public accountant.

ROBERT E. HEDRICK joined the Company in May 2006 as Vice President and Chief People Officer. From May 2001 until April 2005, Mr. Hedrick served as the Senior Vice President of Human Resources of Advance. From January 1997 to May 2001, he served in a similar capacity for Foodbrands America. Previous to that, he served in various HR roles with Sara Lee Corporation for 20 years.

JESUS V. ARRIAGA joined the Company in November 2000 as its Chief Information Officer. He was appointed Vice President—Chief Information Officer in September 2004. From March 2000 until he joined the company, Mr. Arriaga was Vice President/Chief Technology Officer of TheBigHub.com, Inc., an eCommerce company. From October 1999 to March 2000, Mr. Arriaga was Vice President/Chief Technology Officer for eKube, Inc. an Internet start-up company, and was Chief Information Officer for Goodwill Industries of Orange County from November 1997 to October 1999.

CHARLES FISCHER was appointed Vice President—Supply Chain Management in November 2004. From October 2003 until he joined the Company, he was selling supply chain engineering services for Modern Engineering. From 1998 until 2003, Mr. Fischer was Director of Automotive Industry Consulting at Viewlocity Inc., a private supply chain software company.

JAMES T. TUTTLE joined the Company in January 1999 as Corporate Controller and was elected Vice President—Finance in February 2006. Mr. Tuttle is a certified public accountant.

JAMES C. LOCKWOOD joined the Company in April 1997 and was appointed Vice President—General Counsel and Secretary in May 1997. From July 1985 until he joined the Company in April 1997, Mr. Lockwood was a member of the law firm of Troy & Gould Professional Corporation. Mr. Lockwood is a member of the Board of Directors of Movie Gallery, Inc., a publicly held company.

SCOTT T. EDWARDS joined the Company in October 2005 when he was elected Vice President – Operations. For the prior six years, Mr. Edwards was the President of Veng USA, which business was acquired by the Company in October 2005.

D. CURREY HALL was elected a Vice President of the Company in August 2000. Mr. Hall was a Vice President of Fenders & More, Inc. from May 1989 to July 1997, when he became President of that company, a position which he occupies at the present time. Mr. Hall has been a member of the Board of Directors of the Aftermarket Body Parts Association since 1997.

CARL F. HARTMAN was elected a Vice President of the Company in May 2001. Mr. Hartman was employed by Midwest Bumper Company and related companies from September 1979 until it was acquired by the Company in March 1999. He occupied various positions with those companies, beginning as a sales manager and immediately prior to the acquisition he was Vice President and General Manager. Mr. Hartman served on the Board of Directors of the Aftermarket Body Parts Association for 17 years and the Bumper Recyclers Association of North America for 3 years. He was a member of the CAPA Technical Committee for nine years and is currently a member of the CAPA Board of Directors.

ARNOLD B. KOHORST was elected a Vice President of the Company in August 2003. Mr. Kohorst was employed by North Star and affiliated entities in various capacities from February 1979 until it was acquired by the Company in 1997. From 1997 until early 2003, Mr. Kohorst was the regional manager of the Minneapolis division and was the Midwest region general manager from early 2003 until he was elected a Vice President.

DANIEL G. MORRISSEY has been employed by the Company since early 1976. He has held a number of positions with the Company including general manager, regional manager and more recently was appointed a Vice President in September 2004. Mr. Morrissey was a member of the CAPA Technical Committee for six years.

CHRISTOPHER NORTHUP has served as a Vice President of the Company since October 1996. From 1987 until October 1996, Mr. Northup served as the National Marketing Director. From his joining the Company in 1983 until 1987, Mr. Northup held the position of Sales and Marketing Manager.

How Do We Compensate Executive Officers?

The following table sets forth all compensation paid by Keystone for each of the fiscal years ended in 2006, 2005 and 2004 to (1) our Chief Executive Officer and (2) the four other most highly compensated executive officers who held these offices at the end of the Company’s 2006 fiscal year (“Named Executive Officers”).

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation		All Other Compensation ($)(3)
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation ($)(2)	Restricted Stock Awards ($)	Securities Underlying Options(#)
Richard L. Keister(1)	2006	$467,500	$350,905	$16,176	—	51,000	$16,160
President and Chief	2005	349,908	340,000	11,133	$823,800	—	267,766
Executive Officer

Christopher Northup	2006	217,735	146,502	9,262		15,000	11,766
Vice President	2005	218,885	65,080	9,841	—	15,000	12,647
	2004	206,616	70,355	9,138	—	15,000	14,197

D. Currey Hall	2006	219,980	156,417	9,929	—	20,000	6,170
Vice President	2005	218,885	25,399	10,692	—	20,000	7,075
	2004	210,769	106,611	12,219	—	20,000	6,814

Carl F. Hartman	2006	219,980	156,417	2,228		20,000	10,927
Vice President	2005	218,885	34,196	2,229	—	15,000	11,631
	2004	204,616	52,972	2,229	—	15,000	8,941

Daniel G. Morrissey	2006	210,215	148,975	1,672		20,000	6,035
Vice President	2005	196,154	53,783	1,120	—	—	3,839

(1)	Mr. Keister joined the Company on June 1, 2004 and was elected its President and Chief Executive Officer on August 18, 2004. At March 31, 2006, Mr. Keister held 22,500 shares of restricted stock having a value, based upon the closing price of the Company’s Common Stock on March 31, 2006, of $949,725. These shares would be entitled to any dividends paid on the Company’s Common Stock in the future.

(2)	Consists of automobile lease and related expenses.

(3)	Consists of reimbursement of medical and dental expenses not covered by insurance plans provided to employees generally, Keystone contributions to the Section 401(k) savings plan and excess group term life insurance. With respect to Mr. Keister, it also includes a moving allowance of $271,788 in fiscal 2005.

Certain executive officers of the Company, including Messrs. Keister, Northup, Hall and Hartman, have entered into Key Employee Salary Continuation Agreements. Each Key Employee Salary Continuation Agreement provides that in the event of a “change in control” of the Company followed by an “involuntary termination” of the executive within one year following the “change in control,” the executive is entitled to certain benefits. An “involuntary termination” includes a termination by the executive if there has been a reduction in base pay, material reduction in fringe benefits, a forced relocation, a material decrease in responsibilities or authority or any other material adverse change in the condition of employment. The benefits include a continuation of the annual base salary and fringe benefits for two years and an accelerated vesting of all stock options held by the executive.

Individual Option Grants to Executive Officers During Fiscal Year 2006

The following table sets forth certain information regarding stock options granted during fiscal 2006 to the individuals named in the Summary Compensation Table.

	Individual Grants				Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term
	Shares of Common Stock Underlying Options(1)	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date
Name					5%	10%
Richard L. Keister	51,000	26.0	$25.23	July 6, 2015	$818,840	$2,075,100
D. Currey Hall	20,000	10.2	25.23	July 6, 2015	321,114	813,765
Carl F. Hartman	20,000	10.2	25.23	July 6, 2015	321,114	813,765
Daniel G. Morrissey	20,000	10.2	25.23	July 6, 2015	321,114	813,765
Christopher Northup	15,000	7.7	25.23	July 6, 2015	240,835	610,324

(1)	The options vest in three equal annual installments, with the first installment having vested in July 2006.

Aggregated Option Exercises in Fiscal 2006 and Year-End Option Values

The following table sets forth for each of the individuals named in the Summary Compensation Table, certain information summarizing exercises of stock options as well as certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of March 31, 2006. Also reported are values for “in-the-money” options that represent the positive spread between the respective exercise prices of outstanding options and the fair market value of Keystone common stock as of March 31, 2006.

Name	Shares Acquired On Exercise	Value(1) Realized	Number of Shares of Common Stock Underlying Unexercised Options at Year-End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Year-End Exercisable/Unexercisable
Richard L. Keister	—	—	— / 51,000	— / 865,980
D. Currey Hall	16,750	$522,390	50,000 / 50,000	$1,231,200 / 941,000
Carl F. Hartman	45,000	1,287,000	3,750 / 46,250	60,413 / 880,688
Daniel G. Morrissey	1,750	57,100	1,000 / 20,000	36,680 / 339,600
Christopher Northup	5,000	119,575	33,750 / 41,250	810,263 / 795,788

(1)	Value represents the aggregate difference between the option price and the market value at the date of exercise.

Employee Defined Benefit Pension Plan

General.    The Board of Directors adopted the Employee Defined Benefit Pension Plan (the “Pension Plan”), originally effective as of April 1, 1978, for the benefit of the eligible employees of the Company. Since the implementation of the Pension Plan, the Company has amended the Pension Plan from time to time. The primary purpose of the Pension Plan was to provide a retirement benefit for participating employees who continue in the employ of the Company until their retirement. Effective April 30, 1997, the Pension Plan was suspended with no further benefits to accrue on behalf of any participant or beneficiary and no further contributions, except as may be required by law, to be made. It is anticipated that the Pension Plan will be terminated and that the termination will not have a material adverse impact on the financial condition of the Company upon that event. The Pension Plan has been replaced with the 401(k) Savings Plan described below.

Estimated Monthly Benefits.    The following table sets forth the estimated monthly benefit under the Pension Plan based on the current benefit structure.

PENSION PLAN TABLE

Remuneration	Years of Service
	15	20	25	30	35
$125,000	$1,172	$1,563	$1,953	$2,344	$2,734
150,000	1,407	1,875	2,344	2,813	3,281
175,000	1,407	1,875	2,344	2,813	3,281
200,000	1,407	1,875	2,344	2,813	3,281
225,000	1,407	1,875	2,344	2,813	3,281
250,000	1,407	1,875	2,344	2,813	3,281
300,000	1,407	1,875	2,344	2,813	3,281
400,000	1,407	1,875	2,344	2,813	3,281
450,000	1,407	1,875	2,344	2,813	3,281
500,000	1,407	1,875	2,344	2,813	3,281

The compensation covered by the Pension Plan includes basic salary or wages, overtime payments, bonuses, commissions and all other direct current compensation, but does not include contributions by the Company to Social Security, benefits from stock options (whether qualified or not), contributions to this or any other retirement plans or programs, or the value of any other fringe benefits provided at the expense of the Company. For benefit calculation purposes, a “highest-five-year” average of compensation is used. Benefits are paid as straight-life annuities with no subsidies or offsets. The compensation covered by the Pension Plan for all of the Named Executive Officers was limited to $150,000 in April 1997 when the Pension Plan was suspended, in accordance with Section 401(a)(17) of the Internal Revenue Code of 1986, as amended.

The years of credited service for each Named Executive who participates in the Pension Plan are as follows:

Name	Years
Christopher Northup	16
Daniel G. Morrissey	21
D. Currey Hall	6

401(k) Savings Plan

Effective April 1, 1997, the Section 401(k) Savings Plan (the “Savings Plan”) in effect at North Star Plating Company (acquired by the Company in March 1997) was amended to make the Savings Plan available to employees of the Company. Pursuant to the amendment, the Company became the Savings Plan sponsor and North Star became an adopting employer. All employees of the Company as of April 1, 1997, became participants in the Savings Plan and the amendment had no affect upon those persons who were employed at North Star on April 1, 1997. Persons becoming employees of the Company subsequent to April 1, 1997 are not eligible to participate until they complete one year of service and are at least 21 years of age.

Under the terms of the Savings Plan, participants can contribute, by way of payroll deductions, up to 50% of their pre-tax compensation annually, subject to certain legal limitations. The Savings Plan also provides for a matching contribution by the Company equal to 50% of the first 6% of a participant’s contribution. For purposes of determining the amount of contributions and matching contributions to be allocated to a participant’s account, compensation is defined as the annual income amount reportable by the Company for federal income tax purposes, including overtime, commissions and bonuses but excluding stock compensation, moving allowances and non-cash fringe benefits.

A participant is always 100% vested in his own Savings Plan contributions. A participant becomes 100% vested in the matching contributions allocated to his account upon the earliest to occur of four years of service, normal retirement age (age 65), disability while employed by the Company, death while employed by the Company or the termination or complete discontinuance of contributions to the Savings Plan.

If a participant terminates employment with the Company for any other reason, a participant vests 25% in his benefits after one year of service, and 25% each year thereafter, with 100% vesting after four or more years of service.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

The Company is committed to having sound corporate governance principles, which it believes is important in operating its business and maintaining its reputation in the marketplace.

Board Independence

The Board has determined that each of the directors currently on the Board is independent under the listing standards of the NASDAQ stock market, except for Ronald G. Foster, the Chairman of the Board and Richard L. Keister, the President and Chief Executive Officer. Furthermore, each member of its Audit, Compensation and Nominating Committees is “independent” under applicable NASDAQ listing standards. Following this meeting, it is anticipated that all members of these Committees will be “independent” under applicable NASDAQ listing standards.

Board Structure and Committee Composition

As of the date of this proxy statement, the Company’s Board has seven directors and has the following three standing committees: (1) Audit, (2) Compensation and (3) Nominating. The membership during the last year and the function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. Each of these committee charters is available on the Company’s website at http://www.keystone-auto.com.

The Audit Committee

Directors McQuay, Gerrity and Rhodes currently serve as members of the audit committee. The audit committee met eight times during fiscal 2006.

The Board adopted and approved an amended and restated charter for the audit committee in May 2004, replacing the charter adopted in May 2000. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200 of the NASDAQ listing standards and Rule 10A-3 (c) of the Securities Exchange Act, as amended. The Board has also determined that Mr. McQuay is an “audit committee financial expert” as defined by the SEC.

The Audit Committee, among other duties:

•	appoints and retains, evaluates performance and, when appropriate, terminates the outside auditors;

•	approves in advance all audit and permissible non-audit services to be provided by the outside auditors;

•	reviews and discusses with outside auditors the scope of the audit, the results of the annual audit examination and any difficulties or issues the auditors encountered in the course of their work;

•	discusses with management and the outside auditors the adequacy and effectiveness of the Company’s internal financial and accounting controls and disclosure controls;

•	reviews and discusses with management and the outside auditors the annual audited and quarterly financial statements, including such reports to any governmental or regulatory body;

•	prepares the report of the Audit Committee to be included in the Company’s annual meeting proxy statement; annually reviews the Audit Committee charter and evaluates the committee’s performance;

•	reviews conflicts of interest and related party transactions; and

•	oversees the internal audit function.

The Compensation Committee

Directors Thompson, McQuay and Moore currently serve as members of the compensation committee. The compensation committee met five times during fiscal 2006.

In May 2004, the Board adopted a written charter for the Compensation Committee. Under this charter, the Compensation Committee among other duties:

•	administers and makes recommendations to the Board with respect to the Company’s incentive compensation and equity-based plans for executive officers;

•	reviews and approves the Company’s corporate goals and objectives relevant to the CEO’s compensation, evaluates the CEO’s performance in light of those goals and objectives, and based on this evaluation, recommends the CEO’s compensation level to the Board;

•	evaluates the performance of executive officers other than the CEO and considers and authorizes or makes recommendations to the Board concerning compensation arrangements for executive officers;

•	reviews and recommends employment agreements and severance agreements for senior management;

•	annually evaluates its performance, and reviews and assesses the adequacy of its charter; and

•	prepares the report of the Compensation Committee to be included in the Company’s annual meeting proxy statement.

The Nominating Committee

Directors Gerrity, McQuay and Thompson currently serve as members of the Nominating Committee. The Nominating Committee met two times in fiscal 2006. It considers, and proposes to the full Board, director nominees for election at each annual meeting; selects candidates to propose to fill Board vacancies as they may occur; has oversight with respect to the evaluation of the performance of the Board; and performs any other functions or duties deemed appropriate by the Board.

The Nominating Committee will accept for consideration stockholders’ nominations for directors if made in writing. The nominee’s written consent to the nomination and sufficient background information on the candidate must be included to enable the Committee to make proper judgments as to his or her qualifications. Nominations must be addressed to the Secretary of the Company at the Company’s headquarters and must be received no later than May 11, 2007 in order to be considered for the next annual election of directors.

Consideration of Director Nominees

Stockholder Nominees

It is the policy of the Nominating Committee to consider properly submitted stockholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, like all nominations, the Board’s criteria will include business experience and skills, academic expertise, independence, integrity, experience as a board member of another publicly held company, the absence of potential conflicts with the Company’s interests and the candidate’s general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment. Any stockholder nominations proposed for consideration by the Nominating Committee should include the nominee’s name and qualifications for Board membership and should be addressed to the Nominating Committee c/o Corporate Secretary, Keystone Automotive Industries, Inc., 700 E. Bonita Avenue, Pomona, California 91767.

In addition, the bylaws of the Company permit stockholders, under certain circumstances, to nominate directors for consideration at an annual meeting of the stockholders. Under the Company’s bylaws, nominations for election of directors may be made by the Board or by any stockholder entitled to vote in the election of directors; provided that no stockholder may nominate a person for election as a director unless written notice of such nomination is presented to the Company not later than 90 days prior to the day and month on which, in the immediately preceding year, the annual meeting was held. Nominations for the 2007 Annual Meeting must be received on or before May 11, 2007. If no such nominations are received by that date, no other nominees for election as director will be considered at that Meeting except for nominations made by the Board in the event one or more of the nominees named in the proxy statement should unexpectedly be unavailable.

Identifying and Evaluating Nominees for Directors

The Committee will utilize a variety of methods for identifying and evaluating nominees for director. The Nominating Committee’s policy is to assess the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating Committee through current Board members, stockholders or other persons. These candidates will be evaluated at regular or special meetings of the Nominating Committee and may be considered at any point during the year. As described above, the Nominating Committee will considered properly submitted stockholder nominations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating Committee at a regularly scheduled meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to the Nominating Committee.

Lead Independent Director and Executive Sessions

In July 2004, the Board created a new position of lead independent director, whose responsibilities include presiding over and setting the agenda for executive sessions of the independent directors, in which management directors and other members of management do not participate. These executive sessions of the independent directors will take place at least four times a year. The lead independent director also consults with the Chairman of the Board and the Chief Executive Officer of the Company with respect to agendas, scheduling and information needs relating to Board and committee meetings, and acts as a liaison between the independent directors and management. The independent members of the Board of Directors have decided to rotate the position of lead independent director among the independent directors on the Board. Mr. Gerrity is currently the lead independent director to serve until this annual meeting of stockholders.

Communications with the Board

Individuals may communicate with the Board by writing to Board of Directors of the Company, c/o Corporate Secretary, Keystone Automotive Industries, Inc., 700 E. Bonita Avenue, Pomona, California 91767. The Company’s Corporate Secretary will forward all correspondence to the Board of Directors, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate materials. The Company’s Corporate Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within the Company for review and possible response. Communications that are intended specifically for non-management directors should be sent to the attention of the Lead Independent Director, at the above address.

It is the policy of the Board, but not a requirement, that all Board members attend the annual meetings of stockholders. All directors attended last year’s meeting.

Code of Ethics

The Company has adopted a “Code of Business Conduct and Ethics,” which is applicable to all Company directors, executive officers and employees, including the principal executive officer and the principal financial and accounting officer. The “Code of Business Conduct and Ethics” is available on the Company’s website at http://www.keystone-auto.com. The Company will post amendments to or waivers under this Code at this location on its website.

REPORTS OF THE COMPENSATION COMMITTEE

AND AUDIT COMMITTEE

The following Compensation Committee’s Report on Executive Compensation and Audit Committee’s Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulations 14A or 14C of or to the liabilities of Section 18, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other document.

Report of the Compensation Committee

General

The Compensation Committee of the Board of Directors (the “Compensation Committee”), which is responsible for establishing and administering the policies that govern executive compensation and benefit practices, furnishes the following report on executive compensation for fiscal 2006. The Committee is comprised entirely of independent directors. Its decisions regarding executive compensation, including the pay of the Chief Executive Officer, are submitted to the Company’s Board of Directors for ratification. The Compensation Committee is comprised of Messrs. McQuay, Moore, and Thompson.

To assist the Committee in reviewing the compensation practices at the Company, it retains an independent executive compensation consultant. The consultant reports directly to the Committee, and the Committee has the sole authority to hire or terminate the consultant. The role of the consultant is to serve the Company, and to provide the Committee with information on competitive practices and pay levels, and to advise the Committee on executive compensation issues. The consultant does not recommend specific pay levels for executives.

Philosophy of Executive Officer Compensation and Elements Used

The Company’s Executive Officer compensation program is designed to:

1.	Pay market competitive compensation that enables the Company to attract top quality executive talent.

2.	Reward executives for Company performance and increases in stockholder value.

3.	Effectively recognize individual contributions to Company success.

In Fiscal 2006, the Company’s executive compensation program to executives had the following elements:

•	Base salary;

•	An annual performance-based cash incentive;

•	Grants of stock options; and

•	Benefits.

In the Committee’s view, this multi-component approach best serves the interest of the Company and its stockholders. It enables us to meet the requirements of the highly competitive business environment for executive talent, while ensuring that executive officer compensation advances stockholders’ short- and long-term interests. In general, the Company seeks to encourage and reward both profitable growth and operational efficiency. Under the Company’s incentive plans, the Committee makes awards related to achievement in these areas of performance.

The Committee seeks to ensure that a high proportion of the Company’s executive officers’ current compensation is “at risk.” The only guaranteed forms of officer compensation are base salaries and benefit plans; with the remainder of compensation being earned through performance.

Competitive Compensation for Executives

The Committee reviewed a competitive study of compensation performed by its consultant. The study examined the Company’s executive compensation levels versus market by element (base pay, annual incentives and long-term incentives) and in total. In doing so, the value of each of our pay elements was compared to information available in existing survey databases for companies with similar revenues as the Company.

On average, Keystone’s salaries and targeted cash compensation (salary plus annual incentive) are slightly below competitive levels. When long term incentive (stock option) grants are added, compensation is, on average, slightly above the competitive median.

Approach to Determining Executive Pay

Base Salaries.    Executive officers are eligible for salary increases annually. The Committee reviews and approves recommendations from the Chief Executive Officer (“CEO”) with respect to changes in other executive officers’ salaries. The CEO’s recommendations take into account factors such as the officer’s performance and overall contribution, competitive rates of salary increase and the level of each officer’s salary versus competitive levels. Individual executive officer performance factors include financial performance, management effectiveness, and organization development. For Fiscal 2006, the average executive salary increase was approximately 4.0% of salary.

Annual Incentives.    Keystone’s annual incentive plan provides for performance-based cash awards for executive officers. In Fiscal 2006, there were 10 participants in the plan.

The Fiscal 2006 plan was based on Company performance relative to financial goals of Earnings per Share growth and Return on Invested Capital. These goals were designed to encourage both profitable growth and the efficient use of capital, thus improving stockholder value. The award earned is based on a schedule that combines performance on each metric.

Each executive role has a dollar target that is an established as a percent of base salary. For current executive officers, this percentage ranges from 30% to 60% for the CEO. If a threshold level of performance on either metric is not met, the incentive award would be zero. The maximum award for executive officers is three times the target award.

Corporate executive officer performance is judged solely on Company wide achievement; for the five Operating Vice Presidents, their awards are based 50% on corporate metrics and 50% on the earnings for their Division versus budget.

In Fiscal 2006, the Company experienced strong financial performance. Corporate performance was 125.1% of target; Operating Vice Presidents had performances that resulted in awards ranging from 131.5% to 158.4% of target.

The Compensation Committee has the ability to make discretionary adjustments to awards under the annual incentive plan, but expects to exercise this discretion rarely, or in unusual circumstances. The Committee made no discretionary adjustments to awards in Fiscal 2006.

The design of the annual incentive plan will remain similar for Fiscal 2007, including the level of individual target awards as a percentage of salary, performance metrics, and payout determination.

Long-Term Incentives.    In Fiscal 2006, the Company granted equity awards to executive officers under the 2005 Omnibus Incentive Plan in the form of stock options. Stock options are granted to encourage absolute stock price growth.

In general, stock options are granted to executive officers upon promotion, and ongoing grants are made annually in July. Options granted in Fiscal 2006 were at fair-market value, and had a three-year vesting schedule and a ten-year term. In recent years, restricted stock grants have been made to newly hired executive officers.

For each executive officer, there is a dollar value guideline for long term incentive awards that reflects competitive long-term incentive grant levels and relative importance of each officer’s role within the Company. This guideline is converted to a number of options using a Black-Scholes model. The CEO recommends grants for the other executive officers, making adjustments from the guideline to reflect performance. The Committee reviews the recommendation for the CEO’s subordinates and determines the size of the award. It then applies a similar methodology to determine the CEO’s equity grant.

Below the executive level, members of management are eligible for grants of time-vested restricted stock based on role and performance. In Fiscal 2006, these awards were made to 170 employees. The average grant for management recipients of restricted stock was approximately 300 shares.

The Company will implement FAS123R at the beginning of fiscal year 2007. The Committee has examined the accounting expense associated with past and planned future equity grants, and will be changing the long-term incentive design for Fiscal 2007 grants. The major change will be the implementation of a performance share plan that would apply to executive officers. It is expected that grants of performance shares will be made annually, with performance measured over the three year cycle. Stock options will still be granted, but the number of options granted to most executive officers will decrease.

Benefits and perquisites.    We do not seek to use benefit programs or perquisites to attract or retain executives. Generally, executive officers participate in the Company’s broad-based health and welfare, life insurance and 401(k) programs. The Company has a defined benefit pension plan which was open to all employees that was suspended in 1997; only three executive officers, Messrs. Hall, Morrissey and Northup, have any accrued benefits under that plan. The only executive perquisite provided to executive officers is the use of leased automobiles. In addition, all executive officers receive reimbursement for out-of-pocket, unreimbursed medical expenses up to $10,000 and reimbursement for tax and financial advice up to $2,500.

Accounting and Tax issues

Subject to the needs of our company, we generally attempt to design all incentive and equity-based programs to be deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Chief Executive Officer Compensation

Richard Keister was hired as the Company’s CEO on June 1, 2004. This section summarizes his compensation for Fiscal 2006.

Mr. Keister was paid an annual salary of $467,500 for Fiscal 2006. This salary represented an increase of 10.0% over his Fiscal 2005 salary of $425,000. The salary increase reflected several factors: The Committee’s assessment of his leadership in the implementation of new inventory, budgeting, and supply chain systems; the improvement of his management team and its effectiveness; and the progress made in addressing critical operational issues. It also reflected that his salary was well below competitive norms. Even with this increase, Mr. Keister’s salary is below the market median of survey data reviewed by the Committee.

For Fiscal 2006, Mr. Keister had an annual incentive target of 60% of his base salary, or $280,500. Mr. Keister participated in the same annual incentive program as all other executive officers. His performance was based solely on corporate results related to Earnings per Share growth and Return on Invested Capital goals. Company performance relative to goals was determined to be 125.1% of plan; therefore, Mr. Keister’s award was 125.1% of his target, or $350,906. His annual incentive target will remain 60% of his Fiscal 2007 base salary.

On July 7, 2005, Mr. Keister received a grant of 51,000 stock options. The size of the grant was intended to reflect strong performance in positioning the Company for future growth. According to our consultant, this grant had an economic value that was above median competitive long-term incentive levels, but within the third quartile of the market data. In addition, Mr. Keister received 30,000 restricted shares at the time of his hiring, one-fourth of which vest each June. Therefore, 7,500 shares vested in June 2005 and in June 2006, leaving 15,000 shares unvested.

Summary

The Compensation Committee believes that its executive compensation philosophy of paying its executive officers by means of base salaries, benefits, annual cash bonuses and long-term incentives, as described in this Report, is in the best interests of the Company and its stockholders.

Submitted By The Compensation Committee:

John R. Moore, Chairman

Timothy C. McQuay

Keith M. Thompson

Report of the Audit Committee

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended March 31, 2006, which include its consolidated balance sheets as of March 31, 2006, April 1, 2005 and March 26, 2004 and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended March 31, 2006 and the notes thereto.

The Audit Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company’s financial reporting process and internal controls as well as preparation of its financial statements. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board and to issue reports thereon.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended March 31, 2006 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. The independent registered public accounting firm has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and the Audit Committee has discussed with the registered public accounting firm their independence from the Company. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of other non-audit services to the Company is compatible with maintaining their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2006.

Submitted by The Audit Committee:

Timothy C. McQuay, Chairman

James Robert Gerrity

Stephen A. Rhodes

AUDIT AND NON-AUDIT FEES

The Audit Committee requires pre-approval for all engagements with Ernst & Young LLP. The Audit Committee has also adopted policies and procedures for pre-approving all non-audit work performed by Ernst & Young LLP.

For the fiscal years ended March 31, 2006 and April 1, 2005, fees for services provided by Ernst & Young LLP were as follows:

	Fiscal
	2006	2005

A. Audit fees (1)	$714,553	$671,435

B. Audit-related fees (2)	50,175	45,000

C. Tax fees (3)	30,850	17,405

D. All other fees (4)	2,465	2,500

Total	$798,043	$736,350

(1)	Primarily fees for professional services for the audit of the Company’s consolidated financial statements and internal control over financial reporting included in its Annual Report on Form 10-K filed with the SEC and the review of financial statements included in Quarterly Reports on Form 10-Q filed with the SEC, or for services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Primarily fees billed for audits of the Company’s employee benefit plans.

(3)	Primarily fees for tax compliance, tax advice and tax planning.

(4)	Primarily subscriptions for accounting and auditing research tools.

EQUITY COMPENSATION PLAN INFORMATION

	March 31, 2006
	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders	515,256	20.15	1,668,078
Equity compensation plans not approved by security holders	—	—	—

Total	515,256	20.15	1,668,078

PROPOSAL NUMBER 2

RATIFICATION OF APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP has audited the Company’s financial statements every year since the fiscal year ended in March 1977.

The Audit Committee and the Board of Directors has approved Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending March 30, 2007. The Audit Committee approves all audit and non-audit services provided to the Company by Ernst & Young LLP. Although not required to be voted upon by the stockholders, the Board of Directors deems it appropriate for the approval to be submitted for ratification by the stockholders. The persons named in the accompanying proxy will vote the Common Stock represented by the proxy for ratification of the approval of Ernst & Young LLP, unless a contrary choice has been specified in the proxy. If the stockholders do not ratify the approval of Ernst & Young LLP by a majority vote, the approval of the independent registered public accounting firm will be considered by the Audit Committee and the full Board of Directors, although the Company will not be required to retain a different independent registered public accounting firm. The Audit Committee retains the authority to approve another firm as the independent registered public accounting firm for the Company to replace a firm whose approval was ratified by the stockholders in the event the Audit Committee and the Board of Directors determines that the best interest of the Company warrants a change of its independent registered public accounting firm. A representative of Ernst & Young LLP is expected to be present at the annual meeting and will have the opportunity to make a statement if he or she desires to do so. Such representative is expected to be available to respond to appropriate questions.

The Board of Directors has approved the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for Fiscal Year 2007 and unanimously recommends a vote “FOR” ratification of such appointment.

PERFORMANCE GRAPH

Set forth below is a line graph comparing the annual percentage change in the cumulative return to the holders of the Company’s Common Stock with the cumulative return of the NASDAQ Stock Market (US Companies) Index and the following group of peer companies (the “Peer Group”): Autozone, Inc., LKQ Corporation, Genuine Parts Co., O’Reilly Automotive, Inc. and Pep Boys—Manny, Moe & Jack, for the period commencing with March 30, 2001 and ending March 31, 2006. The information contained in the performance graph shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing. The stock price performance on the following graph is not necessarily indicative of future stock price performance. The graph assumes that the value of the investment in the Company’s Common Stock, the NASDAQ Market Index and the peer group of companies was each $100 on March 30, 2001 and that all dividends were reinvested.

INFORMATION ABOUT STOCKHOLDER PROPOSALS

Stockholders are advised that any stockholder proposal intended for inclusion in the Company’s proxy materials for the 2007 Annual Meeting of Stockholders must be received by the Company on or before April 11, 2007. Any nominations to the Board of Directors, whether or not included in the proxy materials, must be received by the Company on or before May 11, 2007. Stockholders submitting proposals or nominating directors should submit them to the Company, c/o the Secretary of the Company, and utilize certified mail, return-receipt requested in order to ensure timely delivery.

By Order of the Board of Directors,

James C. Lockwood Secretary

PROXY

KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

700 East Bonita Avenue

Pomona, California 91767

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ronald G. Foster, Richard L. Keister and Jeffrey T. Gray, and each of them, the attorneys and proxies of the undersigned with full powers of substitution to vote as indicated herein, all of the common stock (“Keystone Common Stock”), no par value, of Keystone Automotive Industries, Inc. (“Keystone”) held of record by the undersigned at the close of business on June 23, 2006, at the Annual Meeting of Keystone Stockholders to be held on August 9, 2006, at 10:00 a.m., Pacific Daylight Savings Time at the Doubletree Hotel, 222 N. Vineyard Avenue, Ontario, California 91764, or at any postponements or adjournments thereof, with all the powers the undersigned would possess if then and there personally present.

THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 WHEN NO CHOICE IS INDICATED. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Meeting or any adjournments or postponements thereof.

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

PLEASE MARK YOUR CHOICE LIKE THIS ☒ IN BLACK OR BLUE INK.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

FOR ALL NOMINEES LISTED BELOW AND FOR PROPOSAL 2.

1. ELECTION OF DIRECTORS	☐ FOR all nominees listed below (except as marked to the contrary)		☐ WITHHOLD AUTHORITY to vote for all nominees listed below.
Vote withheld from the following nominees:
	☐ Ronald G. Foster	☐ Timothy C. McQuay	☐ John R. Moore
☐ James Robert Gerrity
	☐ Richard L. Keister	☐ Keith M. Thompson	☐ Stephen A. Rhodes

2. PROPOSALTO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐ For ☐ Against ☐ Abstain

THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE DATE, SIGN AND RETURN PROMPTLY.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT OF KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

(Signature should be exactly as name or names appear on this proxy. If stock is held jointly each holder should sign. If signature is by attorney, executor, administrator, trustee or guardian, please give full title.)

Dated:                                                          , 2006

Signature

Signature if held jointly

I plan to attend the meeting:  YES  ☐  NO  ☐